UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2016 (April 6, 2016)

Rockwell Automation, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12383	25-1797617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Second Street

Milwaukee, Wisconsin 53204

(Address of Principal Executive Offices) (Zip Code)

(414) 382-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On April 6, 2016, our Board of Directors increased the number of directors of Rockwell Automation, Inc. (the Corporation) from nine to ten in accordance with our By-Laws.

On April 6, 2016, our Board of Directors elected Thomas W. Rosamilia as a director of the Corporation to fill the vacancy created by such increase in the number of directors and designated him as a member of the class of directors with a term expiring at our 2019 Annual Meeting of Shareowners. Mr. Rosamilia was appointed as a member of the Audit Committee and the Technology and Corporate Responsibility Committee.

In connection with his election to the Board, Mr. Rosamilia received the standard equity and cash compensation paid to our non-employee directors and new non-employee directors upon first election to the Board, including 729 shares of common stock pursuant to our 2003 Directors Stock Plan, as amended. Director compensation is more fully described in our definitive Proxy Statement for our 2016 Annual Meeting of Shareowners.

There is no arrangement or understanding between Mr. Rosamilia and any other person pursuant to which he was selected as a director. Mr. Rosamilia is not a party to any transaction subject to Item 404(a) of Regulation S-K involving the Corporation or any of its subsidiaries.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC.
(Registrant)

By	/s/ Douglas M. Hagerman
Douglas M. Hagerman
Senior Vice President, General Counsel and Secretary

Date: April 8, 2016

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